Exhibit 99.1
TeleTech Holdings, Inc. • 9197 South Peoria Street •Englewood, CO 80112-5833 •
www.teletech.com
Investor Contact:
Karen Breen
303-397-8592
TeleTech Announces Fourth Quarter and Full Year 2008 Financial Results
Achieves $1.4 Billion of Full Year 2008 Revenue and 33 Percent Increase in Income From Operations
Solid Liquidity Drives a 55 Percent Increase in Cash Flow From Operations to $161 Million
Board of Directors Authorizes Additional $25 Million for Share Repurchases
Englewood, Colo., February 23, 2009 — TeleTech Holdings, Inc. (NASDAQ: TTEC), one of the largest and most geographically diverse global providers of business process outsourcing (“BPO”) solutions, today announced financial results for the fourth quarter and fiscal year ended December 31, 2008. The Company also filed its Annual Report on Form 10-K with the Securities and Exchange Commission for the fourth quarter and year ended December 31, 2008.
FOURTH QUARTER 2008 FINANCIAL RESULTS
TeleTech reported fourth quarter 2008 revenue of $326.0 million, a $45.6 million decrease from fourth quarter 2007 revenue of $371.6 million. Nearly 80 percent, or $35.2 million, of the decline is attributable to significant strengthening of the U.S. dollar relative to currencies of certain foreign subsidiaries. The balance of the reduction is primarily due to the challenging economic environment resulting in lower seasonal client volumes in the fourth quarter 2008 when compared to the year-ago quarter.
TeleTech’s fourth quarter 2008 income from operations grew 84 percent over the year-ago quarter to $23.3 million and represented 7.1 percent of revenue. Income from operations for the quarter included $2.4 million of restructuring and impairment charges and $3.9 million of expenses primarily related to legal and payroll tax fees associated with the Audit Committee’s completed review of the Company’s equity-based compensation practices and the subsequent financial restatement.
Excluding the $6.3 million of unusual charges mentioned above, TeleTech’s fourth quarter 2008 non-GAAP income from operations was $29.5 million, or 9.1 percent of revenue. This represents a 150 basis point or 20 percent improvement over 7.6 percent, excluding unusual charges, in the year-ago quarter.
Fourth quarter 2008 fully diluted earnings per share increased 29 percent over the year-ago quarter to 22 cents on net income of $14.1 million. Excluding the $6.3 million of unusual pre-tax charges discussed above, fourth quarter 2008 non-GAAP earnings per share were 28 cents, compared to 32 cents non-GAAP earnings per share in the year-ago quarter.
2008 FINANCIAL RESULTS

Full year 2008 revenue increased 2.2 percent over 2007 to a record $1.4 billion.
TeleTech’s 2008 income from operations grew 33 percent to $109.0 million and represented 7.8 percent of revenue. Income from operations for the year included $8.1 million of restructuring and impairment charges and $14.6 million of expenses primarily related to legal and payroll tax fees associated with the Audit Committee’s completed review of the Company’s equity-based compensation practices and the subsequent financial restatement.
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Excluding the $22.7 million of unusual charges mentioned above, TeleTech’s 2008 non-GAAP income from operations was $131.7 million, or 9.4 percent of revenue. This represents a 90 basis point or 11 percent improvement over 8.5 percent in 2007, excluding unusual charges.
2008 non-GAAP EBITDA was $194.9 million, or 13.9 percent of revenue. This represents a 70 basis point or 5 percent increase over 2007 non-GAAP EBITDA margin of 13.2 percent.
2008 fully diluted earnings per share increased 45 percent to $1.06 on net income of $73.7 million, compared to 73 cents on net income of $53.1 million in 2007. Excluding the $22.7 million of unusual pre-tax charges discussed above and certain tax benefits, 2008 non-GAAP earnings per share increased 15 percent to $1.21 from $1.05 non-GAAP earnings per share in 2007.
OTHER BUSINESS HIGHLIGHTS
Strong Balance Sheet Continues to Fund Organic Growth
•	As of December 31, 2008, TeleTech had cash and cash equivalents of $87.9 million and total debt of $89.1 million.

•	Cash flow from operations grew $57.1 million or 55 percent to $160.6 million from $103.5 million in 2007.

•	Free cash flow in 2008 was a record $98.9 million, representing a 133% increase from $42.4 million in 2007.

•	Free cash flow for the fourth quarter 2008 was $25.3 million, representing a 280% increase from negative free cash flow of ($14.1 million) in the year-ago quarter.

•	Capital expenditures, net of grant proceeds, in the fourth quarter 2008 were $10.0 million, totaling $61.7 million for the full year. Approximately 80 percent of capital expenditures in 2008 were for growth-related needs, primarily related to the expansion of TeleTech’s global footprint, with the balance for improving TeleTech’s embedded infrastructure.

•	Return on invested capital was 29 percent as of December 31, 2008, up from 27 percent in the year-ago quarter.
New Business
•	During the fourth quarter 2008, TeleTech signed an estimated $100 million in new, annualized long-term revenue primarily from expanded client relationships.
Share Repurchases
•	TeleTech’s strong balance sheet has given the Company the flexibility to fund organic growth while also repurchasing common stock. During 2008, the Company repurchased 6.5 million shares of common stock for $89.6 million and is continuing its stock repurchase program.

•	TeleTech’s Board of Directors has approved an incremental $25 million for additional share repurchases, bringing the total amount currently authorized for future repurchases to approximately $35 million.
EXECUTIVE COMMENTARY ON TELETECH’S FINANCIAL RESULTS
“During 2008, TeleTech continued to deliver solid financial results despite a dynamic global economic environment in the latter half of the year,” said Kenneth Tuchman, chairman and chief executive officer. “Our revenue and profitability gains in 2008 enabled us to deliver a 39% increase in net income and record free cash flow of nearly $100 million. Our capital-efficient delivery model, high client satisfaction, solid balance sheet and ample liquidity make us a strong and trusted business partner to our clients. Our outsourced business process solutions provide clients with the agility they need to compete effectively in both good and challenging economic times.”
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BUSINESS OUTLOOK
The current economic environment has made forecasting difficult for our clients and therefore for TeleTech. As a result, TeleTech remains comfortable with the current analyst consensus numbers for 2009 annualized revenue and operating margin given the following business trends:
•	The strengthening U.S. dollar relative to currencies of certain foreign subsidiaries including those that operate in Asia Pacific countries, Brazil, Spain and the United Kingdom, is expected to adversely impact 2009 revenue by $90 to $110 million versus 2008.

•	While TeleTech continues to sign and ramp new business, the revenue growth from these programs may be offset by lower volumes with certain existing clients resulting from the challenging economic environment.
Despite the economic climate, TeleTech continues to further diversify its client base and strengthen its balance sheet via ongoing free cash flow generation and proactive working capital management. Further, the Company intends to continue repurchasing its stock under the current program authorization.
CONFERENCE CALL
A conference call and webcast with management will be held on Tuesday, February 24, 2009 at 8:30 a.m. Eastern Time. You are invited to join the live webcast of the conference call by visiting the “Investors” section of the TeleTech website at www.teletech.com. If you are unable to participate during the live webcast, a replay will be available on the TeleTech website through Tuesday, March 10, 2009.
NON-GAAP FINANCIAL MEASURES
To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP) in the United States, the Company uses the following non-GAAP financial measures: Free Cash Flow, Non-GAAP Income from Operations, Non-GAAP EBITDA and Non-GAAP EPS. TeleTech believes that providing these non-GAAP financial measures provides investors with greater transparency to the information used by TeleTech’s management in its financial and operational decision making and allows investors to see TeleTech’s results “through the eyes” of management. TeleTech also believes that providing this information better enables TeleTech’s investors to understand its operating performance and information used by management to evaluate and measure such performance. The presentation of these financial measures are not intended to be used in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures is available in the financial tables attached to this press release.
ABOUT TELETECH
TeleTech is one of the largest and most geographically diverse global providers of business process outsourcing solutions. We have a 27-year history of designing, implementing, and managing critical business processes for Global 1000 companies to help them improve their customers’ experience, expand their strategic capabilities, and increase their operating efficiencies. By delivering a high-quality customer experience through the effective integration of customer-facing front-office processes with internal back-office processes, we enable our clients to better serve, grow, and retain their customer base. We use Six Sigma-based quality methods continually to design, implement, and enhance the business processes we deliver to our clients and we also apply this methodology to our own internal operations. We have developed deep domain expertise and support more than 250 business process outsourcing programs serving approximately 100 global clients in the automotive, communications and media, financial services, government, healthcare, retail, technology and travel and leisure industries. Our integrated global solutions are provided by approximately 55,000 employees utilizing 39,900 workstations across 83 delivery centers in 17 countries. For additional information, visit www.teletech.com.
FORWARD-LOOKING STATEMENTS
Statements in this press release that relate to future results and events (including statements about future financial and operating performance) are forward-looking statements based on TeleTech’s current expectations. Actual results and events in future periods could differ materially from those projected in these forward-looking statements because of a number of risks and uncertainties including: general
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economic, business and industry conditions; the loss of business or lower volumes from significant clients; delivery center utilization and labor rates; the pace at which we are able to ramp new business; the effect of TeleTech’s failure to timely file all of its required reports under the Securities and Exchange Act of 1934 and its restatement of previously issued financial statements, including shareholder litigation and action by the SEC and/or other governmental agencies; negative tax or other implications for TeleTech resulting from any accounting adjustments or other factors; unexpected regulatory changes, tax laws, and data privacy measures; data privacy issues; our ability to accurately predict geographic revenue mix and seasonal sales trends; information technology and/or delivery center interruptions; issues or matters that may arise from governmental and/or administrative agency investigations; our ability to successfully remediate identified internal control deficiencies; litigation and governmental investigations or proceedings arising out of or related to accounting and financial reporting matters; fluctuations in foreign currency exchange rates along with our ability to effectively hedge exposure to changes in foreign currency exchange and/or interest rates; the ability to attract, retain and motivate key personnel; and political instability, the effect of armed hostilities, terrorism and natural disasters. A detailed discussion of these and other factors that could affect our results is included in TeleTech’s SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2008. The Company’s filings with the Securities and Exchange Commission are available in the “Investors” section of TeleTech’s website, which is located at www.teletech.com.
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TELETECH HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2008	2007	2008	2007
Revenue	$325,985	$371,557	$1,400,147	$1,369,632

Operating Expenses:
Cost of services	235,852	280,431	1,024,451	1,001,459
Selling, general and administrative	51,108	59,853	199,495	207,528
Depreciation and amortization	13,384	14,355	59,166	55,953
Restructuring charges, net	1,402	4,265	6,059	7,115
Impairment losses	985	—	2,018	15,789

Total operating expenses	302,731	358,904	1,291,189	1,287,844

Income From Operations	23,254	12,653	108,958	81,788

Other expense	(1,986)	3,901	(4,354)	(6,437)

Income Before Income Taxes and Minority Interest	21,268	16,554	104,604	75,351

Provision for income taxes	(6,572)	(3,369)	(27,269)	(19,562)

Income Before Minority Interest	14,696	13,185	77,335	55,789

Minority interest	(596)	(936)	(3,588)	(2,686)

Net Income	$14,100	$12,249	$73,747	$53,103

Net Income Per Share:
Basic	$0.22	$0.18	$1.08	$0.76

Diluted	$0.22	$0.17	$1.06	$0.73

Income From Operations Margin	7.1%	3.4%	7.8%	6.0%
Net Income Margin	4.3%	3.3%	5.3%	3.9%
Effective Tax Rate	30.9%	20.4%	26.1%	26.0%

Weighted Average Shares Outstanding
Basic	64,741	69,817	68,208	70,228
Diluted	65,217	71,573	69,578	72,638

TELETECH HOLDINGS, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(In thousands)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2008	2007	2008	2007
Revenue:
North American BPO	$235,944	$266,342	$974,815	$955,810
International BPO	90,041	104,366	425,332	396,080
Database Marketing and Consulting	—	849	—	17,742

Total	$325,985	$371,557	$1,400,147	$1,369,632

Income (Loss) From Operations:
North American BPO	$21,261	$18,325	$100,236	$106,102
International BPO	2,065	(1,122)	9,278	8,327
Database Marketing and Consulting	(72)	(4,550)	(556)	(32,641)

Total	$23,254	$12,653	$108,958	$81,788

TELETECH HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$87,942	$91,239
Accounts receivable, net	236,997	270,988
Other current assets	79,949	97,598

Total current assets	404,888	459,825

Property and equipment, net	157,747	174,809
Other assets	106,307	125,661

Total assets	$668,942	$760,295

LIABILITIES AND STOCKHOLDERS’ EQUITY
Total current liabilities	$180,099	$186,810
Other long-term liabilities	127,949	118,729
Minority interest	5,011	3,555
Total stockholders’ equity	355,883	451,201

Total liabilities and stockholders’ equity	$668,942	$760,295

TELETECH HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2008	2007	2008	2007
Reconciliation of EBIT & EBITDA :

Net Income	$14,100	$12,249	$73,747	$53,103
Interest income	(1,015)	(829)	(4,816)	(2,364)
Interest expense	2,089	2,188	6,738	6,645
Provision for income taxes	6,572	3,369	27,269	19,562

EBIT	$21,746	$16,977	$102,938	$76,946
Depreciation and amortization	13,384	14,355	59,166	55,953

EBITDA	$35,130	$31,332	$162,104	$132,899

Reconciliation of Free Cash Flow :

Cash Flow From Operating Activities:
Net income	$14,100	$12,249	$73,747	$53,103
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,384	14,355	59,166	55,953
Other	7,783	(23,375)	27,653	(5,542)

Net cash provided by operating activities	35,267	3,229	160,566	103,514

Total Capital Expenditures net of grant proceeds	9,984	17,295	61,712	61,083

Free Cash Flow	$25,283	$(14,066)	$98,854	$42,431

Reconciliation of Non-GAAP Income from Operations :

Income from Operations	$23,254	$12,653	$108,958	$81,788
Restructuring charges, net	1,402	4,265	6,059	7,115
Impairment losses	985	—	2,018	15,789
Equity comp review and restatement expenses	3,906	11,381	14,645	11,481

Non-GAAP Income from Operations	$29,547	$28,299	$131,680	$116,173

Reconciliation of Non-GAAP EPS :

GAAP Net Income	$14,100	$12,249	$73,747	$53,103
Add: Asset impairment and restructuring charges, net of related taxes	1,528	2,892	5,169	15,529
Add: Equity-based comp review and restatement expenses, net of related taxes	2,500	7,716	9,373	7,784
Less: Release of Income Tax Valuation Allowance	—	—	(3,895)	—

Non-GAAP Net Income	$18,128	$22,857	$84,394	$76,416

Diluted shares outstanding	65,217	71,573	69,578	72,638

Non-GAAP EPS	$0.28	$0.32	$1.21	$1.05

Reconciliation of Non-GAAP EBITDA :

Net Income	$14,100	$12,249	$73,747	$53,103
Interest income	(1,015)	(829)	(4,816)	(2,364)
Interest expense	2,089	2,188	6,738	6,645
Provision for income taxes	6,572	3,369	27,269	19,562
Depreciation and amortization	13,384	14,355	59,166	55,953
Asset impairment and restructuring charges	2,387	4,265	8,077	22,904
Equity-based comp review and restatement expenses	3,906	11,381	14,645	11,481
Equity-based compensation expenses	2,411	4,233	10,101	12,918

Non-GAAP EBITDA	$43,834	$51,211	$194,927	$180,202